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                                                                     EXHIBIT 4.4
                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT ("AGREEMENT") is entered into as of September 8, 2000 between Blue Zone, Inc., a Nevada corporation with offices at 329 Railway Street, Vancouver, British Columbia V6A, Canada (the "COMPANY") and each of the entities listed under "INVESTORS" on the signature page hereto (each an "INVESTOR" and collectively the "INVESTORS"), each with offices at the address listed beside such Investor's name on Schedule 1 to the Purchase Agreement (as defined below).

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Common Stock Investment Agreement, dated the date hereof, among the Company and the Investors (the "PURCHASE AGREEMENT"), the Company has agreed to sell and issue to the Investors, and the Investors have agreed to purchase from the Company, inter alia, the number of shares (the "INITIAL Shares") of the Company's common stock, $.001 par value ("COMMON STOCK") set forth on Schedule 1 to the Purchase Agreement, and certain options and warrants, all as more fully specified and subject to the terms and conditions set forth in the Purchase Agreement;

         WHEREAS, pursuant to the terms of, and in partial consideration for, the Investors' agreement to enter into the Purchase Agreement, the Company has agreed to issue the Initial Warrants and Adjustment Warrants described therein (collectively, the "WARRANTS") exercisable for shares of Common Stock (the "WARRANT SHARES" and "ADJUSTMENT SHARES", respectively);

         WHEREAS, pursuant to the Purchase Agreement one of the Investors is also being issued Options to purchase Option Shares and Option Warrants, with such Option Warrants being exercisable for "OPTION WARRANT SHARES";

         WHEREAS, pursuant to the terms of, and in partial consideration for, the Investors' agreement to enter into the Purchase Agreement, the Company has agreed to provide the Investors with certain registration rights with respect to the Initial Shares, Option Shares, Warrant Shares, Adjustment Shares, Option Warrant Shares, as well as certain other rights and remedies as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Purchase Agreement and this Agreement, the Company and the Investors agree as follows:

         1. Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement and/or the Warrants. As used in this Agreement, the following terms shall have the following respective meanings:

         "CLOSING" and "CLOSING DATE" shall have the meanings ascribed to such terms in the Purchase Agreement.



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         "COMMISSION" or "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "EFFECTIVENESS DEADLINE" has the meaning specified in Section 2(a).

         "FAIR MARKET VALUE" shall have the meaning ascribed to such term in the Warrants.

         "HOLDER" and "HOLDERS" shall mean the Investor or the Investors, respectively, and any transferee of any of the Securities which have not been sold to the public to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

         "INTERFERING EVENTS" shall have the meaning set forth in Section 2(b).

          "MONTHLY DELAY PAYMENT" shall have the meaning specified in Section 2(b)(i)(C).

          "PREMIUM REDEMPTION PRICE" shall mean the following:

         (a) as to the Initial Shares and Option Shares, 120% of the Share Purchase Price for the Initial Shares and 120% of the Exercise Price (as defined in the Options) for the Option Shares, respectively;

         (b) as to the Warrant Shares, Adjustment Shares, and Option Warrant Shares, 120% of the dollar amount which is the product of (i) the number of shares to be redeemed, and (ii) the Fair Market Value for shares of Common Stock in existence at the time (x) of the closing of a redemption of any such shares referred to in (i) immediately above or (y) of the event triggering the right to redemption, whichever results in a greater Premium Redemption Price.

         (c) as to the Initial Warrants, Adjustment Warrants or Option Warrants, 120% of the dollar amount which is the product of (i) the number of Warrant Shares, Adjustment Shares or Option Warrant Shares to be issued to the Holder upon exercise thereof multiplied by (ii) the Fair Market Value for shares of Common Stock in existence at the time (x) of the closing of the redemption or
(y) of the event triggering the right to redemption, whichever results in a greater Premium Redemption Price.

         "PUT NOTICE" shall have the meaning set forth in Section 2(b)(i)(B).

         "REGISTRABLE SECURITIES" shall mean: (i) the Initial Shares; (ii) the Warrant Shares; (iii) the Adjustment Shares; (iv) the Option Warrant Shares; (v) the Option Shares; (vi) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to the foregoing; and (vii) any other security issued as a dividend or other distribution with respect to, in exchange for or in replacement of the securities referred to in the preceding clauses.



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         The terms "REGISTER", "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

         "REGISTRATION EXPENSES" shall mean all expenses to be incurred by the Company (not including Selling Expenses) in connection with each Holder's registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company reasonable "BLUE SKY" fees and expenses, reasonable fees and disbursements of counsel to Holders (using a single counsel selected by a majority in interest of the Holders) for a "due diligence" examination of the Company and review of the Registration Statement and related documents, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

         "REGISTRATION STATEMENT" shall have the meaning set forth in Section 2(a) herein.

         "REGULATION D" shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

         "SECURITIES" means the Initial Shares, Options, the Initial Warrants, the Adjustment Warrants, the Warrant Shares, the Adjustment Shares, the Option Shares, the Option Warrants and the Option Warrant Shares.

         "SECURITIES ACT" or "ACT" shall mean the Securities Act of 1933, as amended.

         "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, all fees and disbursements of counsel for Holders not included within "Registration Expenses" and if the Holders engage a third party as an underwriter for the purpose of distributing Registrable Securities on an underwritten basis, the fees and expenses of such underwriting and any additional expenses of an accountant incurred in order to obtain a "Comfort Letter."

         "TRADING DAY" shall mean (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

         2. Registration Requirements. The Company shall use its best efforts to effect the registration of the Registrable Securities (including without limitation the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable "Blue Sky" or other state securities laws and appropriate compliance


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with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) reasonably requested by the Holder and in all U.S. jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process or subject itself to material taxation in any such states or jurisdictions. Such best efforts by the Company shall include the following:

                  (a) The Company shall, as expeditiously as reasonably possible after the Closing Date:

                           (i) But in any event within 45 days thereafter, prepare and file a registration statement with the Commission on Form S-1 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act) covering the Registrable Securities (such registration statement, including any amendments or supplements thereto and prospectuses contained therein, is referred to herein as the "REGISTRATION STATEMENT"), which Registration Statement, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such number of additional shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar events. The number of shares of Common Stock initially included in such Registration Statement shall be no less than the sum of (w) 200% of the number of the Initial Shares, plus (x) 150% of the number of the Warrant Shares issuable upon exercise in full of the Initial Warrants, plus
                  (y) 150% of the number of Adjustment Shares issuable upon exercise of the Adjustment Warrant immediately prior to the effective date of the Registration Statement, plus (z) 300% of the number of Option Shares issuable upon exercise of the Options in full immediately prior to the effective date of the Registration Statement. Thereafter, the Company shall use its best efforts to cause such Registration Statement to be declared effective as soon as practicable, and in any event prior to the earlier of (i) 100 days following the Closing Date or (ii) five days after SEC clearance to request acceleration (the "EFFECTIVENESS DEADLINE"). The Company shall provide Holders and their legal counsel reasonable opportunity to review any such Registration Statement or amendment or supplement thereto prior to filing. Without limiting the foregoing, the Company will promptly respond to all SEC comments, inquiries and requests, and shall request acceleration of effectiveness at the earliest possible date.

                           (ii) Prepare and file additional Registration Statements if the number of Registrable Securities at any time exceeds 85% of the number of shares of Common Stock then registered in all then effective Registration Statements hereunder.


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                           (iii)    Prepare and file with the SEC such
                  amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement, or prepare and file such additional registration statements, as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the intended methods of disposition by the seller thereof as set forth in the Registration Statement and notify the Holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

                           (iv) After the registration, furnish to each Holder such numbers of copies of a current prospectus conforming with the requirements of the Act, copies of the Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such Holder may reasonably require in order to facilitate the disposition of Registrable Securities owned by such Holder.

                           (v) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or "Blue Sky" laws of all U.S. jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process or subject itself to material taxation in any such states or jurisdictions.

                           (vi) Notify each Holder immediately of the happening of any event (but not the substance or details of any such event unless specifically requested by a Holder) as a result of which the prospectus (including any supplements thereto or thereof and any information incorporated or deemed to be incorporated by reference therein) included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, pursuant to Section 2(f), use its best efforts to promptly update and/or correct such prospectus.

                           (vii) Notify each Holder immediately of the issuance by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company shall use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

                           (viii) Permit a single firm of counsel, designated as Holders' counsel by the Holders of a majority of the Registrable Securities included in the Registration Statement, to review the Registration Statement and all amendments and supplements thereto within a reasonable period of time


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                  prior to each filing, and shall not file any document in a form to which such counsel reasonably objects.

                           (ix) Use its best efforts to list the Registrable Securities covered by such Registration Statement with all securities exchange(s) and/or markets on which the Common Stock is then listed and prepare and file any required filings with the National Association of Securities Dealers, Inc. or any exchange or market where the Common Stock is then traded.

                           (x) If applicable, take all steps necessary to enable Holders to avail themselves of the prospectus delivery mechanism set forth in Rule 153 (or successor thereto) under the Act.

                  (b) Set forth below in this Section 2(b) are (I) events that may arise that the Investors consider will interfere with the full enjoyment of their rights under the Purchase Agreement and this Agreement (the "INTERFERING EVENTS"), and (II) certain remedies applicable in each of these events.

                  Paragraphs (i) through (v) of this Section 2(b) describe the Interfering Events, provide a remedy to the Investors if an Interfering Event occurs and provide that the Investors may require that the Company redeem outstanding Securities at a specified price if certain Interfering Events are not timely cured.

                  Paragraph (v) provides, inter alia, that if payments required as the remedy in the case of certain of the Interfering Events are not paid when due, the Company may be required by the Investors to redeem outstanding Securities at a specified price.

         The preceding paragraphs in this Section 2(b) are meant to serve only as an introduction to this Section 2(b), are for convenience only, and are not to be considered in applying, construing or interpreting this Section 2(b).

                  (i)      Delay in Effectiveness of Registration Statement.

                           (A) In the event that the Registration Statement has not been declared effective by the Effectiveness Deadline, then the Company shall pay in cash or common stock, as provided in Section 2(b)(v), to each Holder a Monthly Delay Payment (as defined below) for each 30 day period (or portion thereof) thereafter during which the Registration Statement has not been declared effective, which Monthly Delay Payments shall not in the aggregate exceed the maximum percentage permitted by law; provided, however, that there shall be excluded from such period the number of days by which Holders fail to conduct their review of the Registration Statement following a reasonable time frame pursuant to Section 2(a)(viii) above (provided such delay in effectiveness is solely attributable to such Holders' delay).

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                           (B)      If the Registration Statement has not been
                  declared effective within 120 calendar days after the Effectiveness Deadline, then each Holder shall have the right but not the obligation to require the Company to redeem the Securities, in whole or in part, at the Premium Redemption Price. Each Holder shall exercise such right by providing the Company with written notice thereof (the "PUT NOTICE"), which such Put Notice shall include the type and amount of each security that the Holder seeks to redeem and a date at least five (5) business days from the date thereof on which the Holder seeks the redemption to occur (the "REDEMPTION DATE").

                           (C) As used in this Agreement, a "MONTHLY DELAY PAYMENT" shall be a payment in immediately available funds equal to 2% of the Aggregate Purchase Price of the Common Stock, warrants and Options held by a Holder and/or 2% of the aggregate purchase price for Option Shares and Option Warrants held by a Holder, as the case may be, for each 30 day period (or portion thereof) that the specified condition in this
                  Section 2(b) has not been fulfilled or the specified deficiency has not been remedied, (prorated in each case as appropriate). Payment of the Monthly Delay Payments and Premium Redemption Price shall be due and payable from the Company to such Holder within five (5) business days of demand therefor. Without limiting the foregoing, if payment in immediately available funds of the Premium Redemption Price is not made within such 5 business day period, the Holder may revoke and withdraw in whole or in part its election to cause the Company to make such mandatory purchase at any time prior to its receipt of such cash, without prejudice to its ability to elect to receive that particular or other Premium Redemption Price payments in the future.

                     (ii) No Listing; Premium Price Redemption for Delisting of Class of Shares.

                           (A) In the event that the Company fails, refuses or is unable to cause the Registrable Securities covered by the Registration Statement to be listed with the Approved Market and each other securities exchange and market on which the Common Stock is then traded at all times during the period ("LISTING PERIOD") commencing the earlier of the effective date of the Registration Statement or the Effectiveness Deadline and continuing thereafter for so long as any Warrants, Options or Option Warrants are outstanding, then the Company shall pay in cash or Common Stock, as provided in
                  Section 2(b)(v), to each Holder a Monthly Delay Payment for each 30-day period (or portion thereof) during the Listing Period from and after such failure, refusal or inability to so list the Registrable Securities until the Registrable Securities are so listed.


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                           (B)      In the event that shares of Common Stock of
                  the Company are delisted from the Approved Market at any time following the Closing Date and remain delisted for 5 consecutive business days, then at the option of each Holder and to the extent such Holder so elects, the Company shall on 2 business days notice either (1) pay in cash or Common Stock (as provided in Section 2(b)(v)) to such Holder a Monthly Delay Payment for each 30-day period that the shares are delisted or (2) redeem the Securities held by such Holder, in whole or in part, at a redemption price equal to the Premium Redemption Price (as defined above); provided, however, that such Holder may revoke such request at any time prior to receipt of payment of such Monthly Delay Payments or Premium Redemption Price, as the case may be.

                     (iii) Blackout Periods. In the event any Holder is
                  unable to sell Registrable Securities under the Registration Statement after the Effectiveness Deadline for more than (A) ten (10) consecutive days or (B) an aggregate of thirty (30) days in any 12 month period ("SUSPENSION GRACE Period"), including without limitation by reason of a suspension of trading of the Common Stock on the Approved Market, any suspension or stop order with respect to the Registration Statement or the fact that an event has occurred as a result of which the prospectus (including any supplements thereto) included in such Registration Statement then in effect includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or the number of shares of Common Stock covered by the Registration Statement is insufficient at such time to make such sales (each, a "BLACKOUT"), then the Company shall pay in cash to each Holder a Monthly Delay Payment for each 30-day period (or portion thereof) in which a Blackout exists from and after the expiration of the Suspension Grace Period. In addition to receiving the Monthly Delay Payment as provided above, if any Blackout (other than a Blackout of thirty (30) consecutive calendar days or less due to the Company filing a post-effective amendment to the Registration Statement to incorporate its 2000 fiscal year audited financial statements) continues for 15 or more days following the commencement of such Blackout, then a Holder shall have the right but not the obligation to elect to have the Company redeem its Securities, in whole or in part, at the price equal to the Premium Redemption Price.

                      (iv) Redemption for Exercise Deficiency. In the
                  event that the Company does not have a sufficient number of shares of Common Stock available to satisfy the Company's obligations to any Holder upon receipt of a notice of exercise of a Warrant or Option or Option Warrant from an Investor, or is otherwise unable or unwilling for any reason to issue Common Stock as required by, and in accordance with the provisions of,


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                  the Warrants, Options, Option Warrants or the Purchase
                  Agreement, (each, an "EXERCISE DEFICIENCY"), then:

                           (A) The Company shall provide to each Holder a Monthly Delay Payment for each 30 day period or portion thereof (appropriately prorated) following the Exercise Deficiency, on the terms set forth in Section 2(b)(i)(B) above.

                           (B)      At any time ten (10) days after the
                  commencement of the running of the first 30-day period described above in clause (A) of this paragraph (iv), at the request of any Holder, the Company promptly shall purchase from such Holder, and on the terms set forth in Section 2(b)(i)(B) above, the Securities in each case as a result of the Exercise Deficiency at the Premium Redemption Price, on the terms set forth in Section 2(b)(i)(B) above.

                      (v)  Premium Redemption Price for Defaults.


                           (A) The Company acknowledges that any failure, refusal or inability by the Company to perform the obligations described in the foregoing paragraphs (i) through (iv) will cause the Holders to suffer damages in an amount that will be difficult to ascertain, including without limitation damages resulting from the loss of liquidity in the Registrable Securities and the additional investment risk in holding the Registrable Securities. Accordingly, the parties agree that it is appropriate to include in this Agreement the foregoing provisions for Monthly Delay Payments and mandatory redemptions in order to compensate the Holders for such damages. The parties acknowledge and agree that the Monthly Delay Payments and mandatory redemptions set forth above represent the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such payments and mandatory redemptions are reasonable and will not constitute a penalty.

                           (B) In the event that the Company fails to pay any Monthly Delay Payment within 10 business days of demand therefor, each Holder shall have the right to sell to the Company any or all of its Securities at the Premium Redemption Price on the terms set forth in Section 2(b)(i)(B) above.

                      (vi) Cumulative Remedies.  Each Monthly Delay Payment
                  triggered by an Interfering Event provided for in the foregoing paragraphs (i) through (v) shall be in addition to each other Monthly Delay Payment triggered by another Interfering Event; provided, however, that in no event shall the Company be obligated to pay to any Holder Monthly Delay Payments in an aggregate amount greater than the Default Rate for any 30-day period (or portion thereof). The Monthly Delay Payments and


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                  mandatory redemptions provided for above are in addition to and not in lieu or limitation of any other rights the Holders may have at law, in equity or under the terms of the Transaction Documents including without limitation the right to specific performance. Each Holder shall be entitled to specific performance of any and all obligations of the Company in connection with the registration rights of the Holders hereunder.

                     (vii) Certain Acknowledgments.  The Company acknowledges
                  that any failure, refusal or inability by the Company described in the foregoing paragraphs (i) through (v) will cause the Holders to suffer damages in an amount that will be difficult to ascertain, including without limitation damages resulting from the loss of liquidity in the Registrable Securities and the additional investment risk in holding the Registrable Securities. Accordingly, the parties agree that it is appropriate to include in this Agreement the foregoing provisions for Monthly Delay Payments and mandatory redemptions in order to compensate the Holders for such damages. The parties acknowledge and agree that the Monthly Delay Payments and mandatory redemptions set forth above represent the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such Monthly Delay Payments and mandatory redemptions are reasonable and will not constitute a penalty. The parties agree that the provisions of this clause (vii) consist of certain acknowledgments and agreements concerning the remedies of the Holders set forth in clauses (i) through (v) and paragraph (vi) of this paragraph; nothing in this clause (vii) imposes any additional default payments and mandatory redemptions for violations under this Agreement.

                  (c) If the Holder(s) intend to distribute the Registrable Securities by means of an underwriting, the Holder(s) shall so advise the Company. Any such underwriting may only be administered by investment bankers reasonably satisfactory to the Company. To the extent that the lead managing underwriter will not permit the registration of all of the Registrable Securities sought to be registered pursuant to this Agreement, the Registrable Securities to be included shall be apportioned among the Holders on a pro rata basis (based on the number of shares of Common Stock proposed to be registered by each). Those Registrable Securities that are excluded from the underwriting by reason of the managing underwriter's marketing limitation and all other Registrable Securities not originally requested to be so included shall not be included in such registration and shall be withheld from the market by the Holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines necessary to effect the underwritten public offering. No Holder of Registrable Securities shall be entitled to participate in an underwritten offering unless such Holder enters into, and performs its obligations under, one or more underwriting agreements and any related agreements and documents (including an escrow agreement and/or a power of attorney with respect to the disposition of the Registrable Securities), in the form that such Holder shall agree to with the lead managing underwriter of the transaction. If any Holder disapproves of the terms of any underwriting, it may elect, prior to the execution of any


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         underwriting agreement, to withdraw therefrom by written notice to the
         Company and the lead managing underwriter. Any Registrable Securities so withdrawn from an underwriting by such Holder shall be withdrawn from such registration and shall not be transferred in a public distribution prior to 180 days following the effective date of the Registration Statement relating thereto. Nothing contained herein shall
         (i) obligate any Holder to participate in any such underwritten offering or (ii) affect any Holder's registration rights hereunder with respect to non-underwritten offerings.

                           (d) The Company shall enter into such customary agreements for secondary offerings (including a customary underwriting agreement with the underwriter or underwriters, if any) and take all such other reasonable actions reasonably requested by the Holders in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities. In the event that the offering in which the Registrable Securities are to be sold is deemed to be an underwritten offering or an Investor selling Registrable Securities is deemed to be an underwriter, the Company shall deliver or cause to be delivered to the Investors such representations and warranties, legal opinions, "comfort letters", certificates and undertakings, in form, substance and scope as are customarily made by issuers to underwriters in secondary offerings.

                           (e) The Company shall make available for inspection by the Holders, representative(s) of all the Holders together, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by any Holder or underwriter, all financial and other records customary for purposes of the Holders' due diligence examination of the Company and review of any Registration Statement, all SEC Documents (as defined in the Purchase Agreement) filed subsequent to the Closing, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement, provided that such parties agree to keep such information confidential.

                           (f) The Company shall file a Registration Statement with respect to any newly authorized and/or reserved shares within ten (10) business days of any shareholders meeting authorizing or reserving same and shall use its best efforts to cause such Registration Statement to become effective within ninety (90) days of such shareholders meeting. If the Holders become entitled, pursuant to an event described in clauses (iii), (vi) or (vii) of the definition of Registrable Securities, to receive any securities in respect of Registrable Securities subsequent to the date a Registration Statement is declared effective, and the Company is unable under the securities laws to add such securities to the then effective Registration Statement, the Company shall promptly file, in accordance with the procedures set forth herein, an additional Registration Statement with respect to such newly Registrable Securities. The Company shall use its best efforts to (i) cause any such additional Registration Statement, when filed, to become effective under the Securities Act, and (ii) keep such additional Registration Statement effective during the period described in Section 5 below. All of the registration rights and remedies under this Agreement shall apply to the registration of such newly reserved shares and such new Registrable Securities, including without limitation the provisions providing for Monthly Delay Payments and mandatory redemption contained herein.

                  3. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses of a Holder shall be borne by such Holder.

                  4. Registration on Form S-3; Other Forms. The Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms, or in the event that the Company is ineligible to use such form, such form as the Company is eligible to use under the Securities Act, provided that the Company shall convert any non-Form S-3 Registration Statement to Form S-3 promptly following the Company's eligibility to do so.

                  5. Registration Period. In the case of the registration effected by the Company pursuant to this Agreement, the Company will use its best efforts to keep such registration effective until the later to occur of
(i) sales are permitted of all Registrable Securities without registration under Rule 144(k) or (ii) such time as there are no longer any Warrants, Options or Option Warrants outstanding or issuable.

                  6.       Indemnification.

                           (a)      The Company Indemnity. The Company will
indemnify each Holder, each of its officers, directors and partners, and each person controlling each Holder, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises solely out of or is based solely on (i) any untrue statement or omission based upon written information furnished to the Company by or on behalf of such Holder or the underwriter (if any) therefor and stated to be specifically for use therein or (ii) the failure of such Holder to deliver or cause to be delivered the prospectus made available by the Company to the Holder under Section 2(a)(iv) hereof in accordance with the requirements of the Securities Act. The indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

         (b) Holder Indemnity. Each Holder will, severally and not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners, and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder(s), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company and such other Holder(s) and their directors, officers and partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, and provided that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by such Holder from the sale of the Registrable Securities. The indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

         (c)      Procedure. Each party entitled to indemnification under this
Section 6 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

         7. Contribution. If the indemnification provided for in Section 6 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying each of such Indemnified Parties, shall contribute to the amount paid or payable by each such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder.

         In no event shall the obligation of any Indemnifying Party to contribute under this Section 7 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances.

         The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Holders or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Holder or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any Holder, the net proceeds received by such Holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         8. Survival. The indemnity and contribution agreements contained in Sections 6 and 7 and the representations and warranties of the Company referred to in Section 2(d) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or the Purchase Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Registrable Securities.

         9. Information by Holders. Each Holder shall reasonably promptly furnish to the Company such information regarding such Holder and the distribution and/or sale proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. The intended method or methods of disposition and/or sale (Plan of Distribution) of such securities as so provided by such Investor shall be included without alteration in the Registration Statement covering the Registrable Securities and shall not be changed without written consent of such Holder, except that such Holder may not require an intended method of disposition which violates applicable securities law.

         Each Holder shall notify the Company, at any time when a prospectus is required to be delivered under applicable law, of the happening of any event as a result of which the prospectus included in the applicable Registration Statement, as then in effect, in each case only with respect to information provided by such Holder and included in the Registration Statement, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Such Holder shall immediately upon the happening of any such event cease using such prospectus. Any other Holders shall cease using such prospectus immediately upon receipt of notice from the Company to that effect. If so requested by the Company, each Holder promptly shall return to the Company any copies of any prospectus in its possession (other than permanent file copies) that contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

10.      Transfer of Shares; Suspension.

         (a) The Holder agrees that it will not effect any disposition of the Registrable Securities that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to herein and as described below or otherwise in accordance with the Securities Act, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Holder or its plan of distribution.

                  (b) In the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to the Holder (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Holder will refrain from selling any Registrable Securities pursuant to the Registration Statement (a "Suspension") until the Investor's receipt of copies of a supplemented or amended prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current prospectus may be used. In the event of any Suspension, the Company will use its best efforts to cause the use of the prospectus so suspended to be resumed as soon as possible after the delivery of a Suspension Notice to the Holder. Nothing contained in this Section 10 shall affect in any way the Holders' right to Monthly Delay Payments and mandatory redemption set forth in Section 2(b) hereof.

                  (c) Provided that a Suspension is not then in effect, the Investor may sell Registrable Securities under the Registration Statement, provided that it arranges for delivery of a current prospectus to the transferee of such shares to the extent required by the Securities Act. Upon receipt of a request therefor, the Company has agreed to provide, at its own expense, an adequate number of current prospectuses (including documents incorporated by reference therein) to the Holder and to supply copies to any other parties requiring such prospectuses.

         11. Replacement Certificates. The certificate(s) representing the Registrable Securities held by the Investor (or then Holder) may be exchanged by the Investor (or such Holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Registrable Securities, as reasonably requested by the Investor (or such Holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

         12. Transfer or Assignment. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The rights granted to the Investors by the Company under this Agreement to cause the Company to register Registrable Securities may be transferred or assigned (in whole or in part) to a transferee or assignee of Registrable Securities, Warrants or Optional Warrants, and all other rights granted to the Investors by the Company hereunder may be transferred or assigned to any transferee or assignee of any Registrable Securities, Warrants or Optional Warrants; provided in each case that the Company must be given written notice by the such Investor at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; provided that the transferee or assignee of such rights (i) agrees in writing to be bound by the provisions of this Agreement, (ii) is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act and (iii) is a transferee of at least 20,000 Registrable Securities as permitted under the securities laws of the United States.

         13. No Piggy-Back Restrictions. Neither the Company nor any of its security holders (other than a Holder in such capacity pursuant hereto) may include securities of the Company in the Registration Statement, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.

         14.      Miscellaneous.

                  (a) Remedies. The Company and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                  (b)      Jurisdiction. THE COMPANY AND EACH OF THE INVESTORS
(I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT, THE NEW YORK STATE COURTS AND OTHER COURTS OF THE UNITED STATES SITTING IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. THE COMPANY AND EACH OF THE INVESTORS CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT

UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         (c) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

                  to the Company:

                           Blue Zone, Inc.
                           329 Railway Street
                           Vancouver, British Columbia V6A
                           Telephone:  604-685-4310
                           Facsimile:  604-685-4391
                           Attention:  CEO

                  with copies to:

                           Morrison & Foerster LLP
                           1290 Avenue of the Americas
                           New York, New York 10104
                           Telephone:  212-468-8000
                           Facsimile:  212-468-7900
                           Attention:  David M. Henkoff, Esq.

                  to the Investors:

                           To each Investor at the address and/or fax number set forth on Schedule 1 of the Purchase Agreement with copies to:

                           Kleinberg, Kaplan, Wolff & Cohen, P.C.
                           551 Fifth Avenue
                           New York, New York 10176
                           Facsimile:       (212) 986-8866
                           Attention:       Fredric A. Kleinberg, Esq.
                                            Stephen M. Schultz, Esq.

         Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

         (d) Indemnity. Each party shall indemnify each other party against any loss, cost or damages (including reasonable attorney's fees) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.

         (e) Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. The representations and warranties and the agreements and covenants of the Company and each Investor contained herein shall survive the Closing.

         (f) Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

         (g) Publicity. Except as otherwise provided in the Purchase Agreement, the Company agrees that it will not disclose, and will not include in any public announcement, the name of any Investor without its express written approval, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Except as otherwise provided in the Purchase Agreement, the Company agrees to deliver a copy of any public announcement regarding the matters covered by this Agreement or any agreement or document executed herewith to each Investor and any public announcement including the name of an Investor to such Investor, prior to the publication of such announcements.

         (h) Entire Agreement. This Agreement, together with the Purchase Agreement, the Warrants and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties, and may not be modified or terminated except by a written agreement signed by both parties.

         (i) Governing Law. THIS AGREEMENT AND THE VALIDITY AND PERFORMANCE OF THE TERMS HEREOF SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY IN SUCH STATE.

         (j) Severability. The parties acknowledge and agree that the Investors are not agents, affiliates or partners of each other, that all representations, warranties, covenants and agreements of the Investors hereunder are several and not joint, that no Investor shall have any responsibility or liability for the representations, warrants, agreements, acts or omissions of any other Investor, and that any rights granted to "INVESTORS" hereunder shall be enforceable by each Investor hereunder.

         (k) Jury Trial. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party hereto hereby further warrants and represents that such party has reviewed this waiver with its legal counsel, and that such party knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or modifications to (or assignments of) this agreement. In the event of litigation, this agreement may be filed as a written consent to a trial (without a jury) by the court.

         (l) Titles. The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                            [Signature page follows]

                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



                            BLUE ZONE, INC.


                            By:  /s/ Jamie Ollivier
                               ---------------------------------
                                 Name:  Jamie Ollivier
                                 Title:  President

                            INVESTORS:


                            MILLENNIUM PARTNERS, L.P.


                            By:  /s/ Terry Feeney
                               ---------------------------------
                                 Name:     Terry Feeney
                                 Title:    Chief Administrative Officer

                             ELLIOT ASSOCIATES, L.P



                             By:   /s/ Paul E. Singer
                                ---------------------------
                             Name:  Paul E. Singer
                             Title: General Partner



                             WESTGATE INTERNATIONAL, L.P.



                             By: Elliott International Capital Advisors, Inc., as Attorney-in-Fact



                             By:      /s/ Paul E. Singer
                                ------------------------------
                             Name:    Paul E. Singer
                             Title:  President